EXHIBIT 10.1
LOAN AGREEMENT
BETWEEN
HEALTH CARE REIT, INC.
AND
WINDROSE MEDICAL PROPERTIES, L.P.
September 12, 2006

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LOAN AGREEMENT
     THIS LOAN AGREEMENT (“Agreement”) is made and entered into effective as of September 12, 2006 (the “Effective Date”) between WINDROSE MEDICAL PROPERTIES, L.P., a limited partnership organized under the laws of the State of Virginia (the “Borrower”), having its chief executive office at 3502 Woodview Trace, Suite 210, Indianapolis, Indiana 46268 and HEALTH CARE REIT, INC., a corporation organized under the laws of the State of Delaware (the “Lender”), having an address of One SeaGate, Suite 1500, Toledo, Ohio 43603-1475.
R E C I T A L S:
     A. Lender and certain of its subsidiaries have entered into an Agreement and Plan of Merger dated of even date herewith (“Merger Agreement”) with Borrower and Guarantor (defined below).
     B. Lender has agreed to provide a revolving credit facility for interim financing to Borrower, subject to the terms and conditions of this Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants and the premises contained herein, the parties agree as follows:
ARTICLE 1: PURPOSE AND DEFINITIONS
1.1 Purpose. The purpose of this Agreement is to establish the Loan (defined below) with Lender for the financing as set forth above.
1.2 Definitions. Except as otherwise expressly provided, [i] the terms defined in this section have the meanings assigned to them in this section and include the plural as well as the singular; [ii] all capitalized terms not otherwise defined herein have the meanings assigned to them in the Merger Agreement; and [iii] the words “herein”, “hereof”, and “hereunder” and similar words refer to this Agreement as a whole and not to any particular section.
     “Affiliate” means any person, corporation, partnership, limited liability company, trust, or other legal entity (now or hereafter existing) that, directly or indirectly, controls, or is controlled by, or is under common control with Borrower. “Control” (and the correlative meanings of the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity. “Affiliate” includes, without limitation, Guarantor.
     “Affiliate Obligation” means all indebtedness and obligations of Borrower and any Affiliate to Lender or any Lender Affiliate now existing or hereafter arising, including, without limitation, indebtedness evidenced by Promissory Notes and obligations under such indebtedness documents and all other documents executed by Borrower or any Affiliate in connection therewith, and extensions, modifications, substitutions or renewals thereof.

     “Bankruptcy Code” means the United States Bankruptcy Code set forth in 11 U.S.C. §101, et seq., as amended from time to time.
     “Borrower” means Warrior O.P., a limited partnership organized under the laws of the State of Virginia, its successors and permitted assigns.
     “Business Day” means any day which is not a Saturday or Sunday or a public holiday under the laws of the United States of America or the State of Ohio.
     “Closing” means the Effective Date.
     “Disbursement Voucher” means Borrower’s written request for a Loan Advance set forth on the form attached hereto as Exhibit A.
     “Effective Date” means the date of this Agreement.
     “Environmental Laws” means all federal, state, and local laws, ordinances and policies the purpose of which is to protect human health and the environment, as amended from time to time, including, but not limited to, [i] CERCLA; [ii] the Resource Conservation and Recovery Act; [iii] the Hazardous Materials Transportation Act; [iv] the Clean Air Act; [v] the Clean Water Act; [vi] the Toxic Substances Control Act; [vii] the Occupational Safety and Health Act; [viii] the Safe Drinking Water Act; and [ix] analogous state laws and regulations.
     “Event of Default” has the meaning set forth in §4.1.
     “Guarantor” means Windrose Medical Properties Trust, a real estate investment trust organized under the laws of the State of Delaware, its successors and permitted assigns.
     “Guaranty” means the Unconditional and Continuing Guaranty entered into by Guarantor to guarantee payment of the Loan and any amendments thereto or substitutions or replacement thereof.
     “Guaranty Documents” means the Guaranty and any other agreement or instrument to be executed by Guarantor in accordance with the requirements of the Loan Documents.
     “Hazardous Materials” means any substance [i] the presence of which poses a hazard to the health or safety of persons on or about any Real Estate Asset, including, but not limited to, asbestos containing materials; [ii] which requires removal or remediation under any Environmental Law, including without limitation any substance which is toxic, explosive, flammable, radioactive, or otherwise hazardous; or [iii] which is regulated under or classified under any Environmental Law as hazardous or toxic, including, but not limited to, any substance within the meaning of “hazardous substance”, “hazardous material”, “hazardous waste”, “toxic substance”, “regulated substance”, “solid waste”, or “pollutant” as defined in any Environmental Law.
     “Huntington Agreement” means the Second Amended and Restated Credit Agreement between Borrower and the Huntington National Bank, as amended from time to time.

     “Lender” means Parent, Inc., a corporation organized under the laws of the State of Delaware, its successors and assigns.
     “Lender Affiliate” means any person, corporation, partnership, limited liability company, trust or other legal entity that, directly or indirectly, controls or is controlled by, or is under common control with Lender. “Control” (and the correlative meanings of the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity.
     “Loan” means the loan by Lender to Borrower under this Agreement in the amount up to the Maximum Loan Amount.
     “Loan Advance” means each advance of proceeds of the Loan.
     “Loan Documents” means [i] this Agreement; [ii] the Note; [iii] the Mortgage; and [iv] all other documents and instruments executed by Borrower in connection with the Loan, each as amended from time to time.
     “Loan Expenses” means all reasonable costs and expenses incurred by Lender in investigating, making and administering the Loan, including, but not limited to, [i] reasonable attorneys’ and paralegals’ fees and costs; and [ii] reasonable travel, transportation, food, and lodging costs and expenses incurred by Lender and Lender’s attorneys and paralegals, but excluding Lender’s internal bookkeeping and routine loan servicing costs.
     “Material Obligation” means any indebtedness for borrowed money that has an outstanding principal balance of at least $5,000,000.00 and any agreement relating thereto.
     “Maximum Amount Outstanding” means, at any time and from time to time, the Maximum Loan Amount minus the then-outstanding principal amount of indebtedness owed by Borrower under the Huntington Agreement; provided, however, if an Acquisition Proposal (as defined in the Merger Agreement) is made, then the Maximum Amount Outstanding shall mean the Maximum Loan Amount outstanding on the date the Acquisition Proposal is announced plus the amount of any advances for future acquisitions of Real Estate Assets and related closing costs that Lender has agreed in writing, prior to the date of the Acquisition Proposal, to extend to Borrower pursuant to this Agreement.
     “Maximum Loan Amount” means $125,000,000.00, subject to the possible increase described in §2.7 hereof.
      “Merger Agreement” has the meaning set forth in Recital A hereof.
     “Mortgage” means each mortgage or deed of trust from Borrower for the benefit of Lender establishing a first and sole lien on the subject Real Estate Assets, and shall include in the same or a separate instrument an assignment of rents and leases and a security interest in all personal property relating to the subject Real Estate Assets.

     “Note” means the Note of even date made by Borrower in favor of Lender for a principal amount equal to the Maximum Loan Amount, and any extensions, modifications, substitutions or renewals thereof.
     “Real Estate Assets” means any real property, improved or unimproved, including any improvements and fixtures thereon, (i) used or to be developed and used as a health care facility and (ii) similar in type and quality to the real estate portfolio owned by the Borrower as of the date of this Agreement.
     “State” means the State of Ohio.
     “Units” means the preferred limited partnership units that may be issued by Borrower to Lender having the terms set forth in the Term Sheet attached hereto as Exhibit B.
1.3 Incorporation of Amendments. The definition of any agreement, document, or instrument set forth in this Agreement or in any other Loan Document shall be deemed to incorporate all amendments, modifications, and renewals thereof and all substitutions and replacements therefor.
1.4 Exhibits. The following exhibits are attached hereto and incorporated herein:
Exhibit A: Disbursement Voucher
Exhibit B: Term Sheet — Preferred Limited Partnership Units
ARTICLE 2: LOAN AND LOAN DOCUMENTS
2.1 Revolving Line of Credit and Obligation to Lend. Lender hereby establishes for the benefit of Borrower a line of credit in a principal amount equal to the Maximum Loan Amount with the maximum principal amount that may be outstanding at any one time equal to the Maximum Amount Outstanding. Subject to the terms and upon the conditions of this Agreement, Borrower may re-borrow Loan Advances, repay all or any portion of the outstanding principal amount of such Loan Advances and then borrow such amounts as additional Loan Advances provided that the aggregate unpaid principal of all Loan Advances outstanding at any one time shall not exceed the Maximum Amount Outstanding. The indebtedness of Borrower to Lender for the Loan is evidenced by the Note.
2.2 Obligation to Repay. Borrower shall repay the Loan in accordance with the terms of the Note and the other Loan Documents.
2.2.1 Term of the Loan. The term of the Loan will expire on the Maturity Date set forth in the Note.
2.2.2 Interest and Payments. Borrower shall make interest payments in accordance with the Note at the rate set forth in the Note.
2.3 Use of Proceeds. All proceeds of the Loan (less closing costs) shall be used by Borrower solely for the acquisition and development of Real Estate Assets and for the working capital needs and general corporate purposes of Borrower, Guarantor or any Affiliate thereof.

2.4 Security. The Loan is guaranteed by Guarantor pursuant to the Guaranty. The Loan is secured by a lien on and security interest in certain Real Estate Assets of Borrower granted pursuant to the provisions of the Mortgage, consisting of [i] all property that is acquired by Borrower with the proceeds of the Loan, and [ii] if the Huntington Agreement is terminated, all property that secured the indebtedness under the Huntington Agreement.
2.5 Loan Expenses. At the Closing, Borrower shall pay or reimburse Lender for any Loan Expenses incurred up to the Effective Date. Within 30 days after receipt of an invoice therefor, Borrower shall reimburse Lender for any additional Loan Expenses incurred by Lender after the Effective Date. Lender may, at Lender’s option, apply proceeds of the Loan to pay the Loan Expenses.
2.6 Disbursements.
2.6.1 Loan Advances. For each Loan Advance, Borrower shall submit a Disbursement Voucher that states the amount of the Loan Advance requested and, provided that the applicable conditions under Article 3 have been satisfied, Lender shall fund the amount of the Loan Advance within five (5) days thereafter.
2.6.2 Accrued Interest Payment. At Lender’s option, Lender may advance Loan proceeds to pay the accrued interest on the Loan that is then due and payable.
2.7 Increase in Maximum Loan Amount. In the event that [i] the closing of the Merger does not occur within 120 days after the date of this Agreement, [ii] the parties are continuing in good faith to close the Merger, and [iii] no Event of Default has occurred and is continuing under this Agreement, then the Maximum Loan Amount may, at Borrower’s option, be increased to $150,000,000.00. Upon such election by Borrower, the parties will amend the Note and other Loan Documents, as needed, to reflect the increase in the Maximum Loan Amount.
2.8 Closing. Lender may elect to close by exchanging executed counterparts of one or more of the Loan Documents and other closing documents by mail or a national courier service, or by telecopier followed by exchanging documents by mail or national courier service.
ARTICLE 3: CONDITIONS PRECEDENT TO DISBURSEMENT
3.1 Conditions Precedent to Initial Disbursement. Borrower shall comply with, and Lender’s obligation to disburse the first Loan Advance shall be conditioned upon Borrower’s performance of the following conditions precedent:
3.1.1 Lender’s Documents. Borrower shall have delivered to Lender fully executed originals of the Loan Documents.
3.1.2 Other Closing Requirements. Borrower shall have satisfied all closing requirements of the Loan Documents.
3.1.3 Legal Opinion. Borrower shall have delivered to Lender an opinion of outside counsel, in form and substance reasonably satisfactory to Lender, covering the authorization of the Loan and Guaranty, the execution, delivery and enforceability of the Loan Documents and such other matters that Lender may reasonably require.
3.2 Conditions Precedent to Each Disbursement. Borrower shall comply with, and Lender’s obligation to disburse each Loan Advance after the first Loan Advance shall be conditioned upon Borrower’s performance of the following conditions precedent:
3.2.1 Disbursement Voucher. Borrower shall have delivered to Lender a Disbursement Voucher which will include the representations set forth in Exhibit A attached hereto.
3.2.2 Post-Closing Obligations. Borrower shall have satisfied all post-closing obligations under the Loan with respect to prior Loan Advances.
3.2.3 No Event of Default. There shall be no uncured Event of Default under any Loan Document or any event which with the giving of notice or the passage of time would constitute an Event of Default.
3.2.4 Mortgage and Due Diligence. For each Loan Advance in which the proceeds will be used by Borrower to acquire one or more Real Estate Assets, Borrower shall [i] provide Lender with a commitment for a loan policy of title insurance in the amount of the Loan Advance, committing to insure the Mortgage to be a valid first lien upon the subject Real Estate Assets, [ii] execute and deliver into escrow the Mortgage and related security documents, if any, that establish the lien on the subject Real Estate Assets, [iii] upon Lender’s request, provide Lender with copies of the environmental reports, surveys, zoning materials, appraisal, leases and subleases and other due diligence materials in Borrower’s possession that relate to the subject Real Estate Assets, and [iv] deliver to Lender certificates of insurance that evidence property and liability insurance coverage consistent with the coverage maintained by Borrower for similar properties in similar geographic areas owned by Borrower and as required by any applicable leases, with Lender named as mortgagee under a lender’s loss payable clause and as additional insured under the liability insurance policy.
ARTICLE 4: DEFAULT AND REMEDIES
4.1 Event of Default. Any one or more of the following events shall constitute an “Event of Default” hereunder:
4.1.1 Borrower fails to pay to Lender any monetary obligation payable by Borrower under the Loan Documents within 10 days after such payment is due.
4.1.2 Any representation or warranty made by Borrower or Guarantor in the Loan Documents or any certificate or other instrument furnished by Borrower or Guarantor pursuant hereto shall prove to be false, misleading or incorrect in any material respect as of the date made and shall have a material adverse effect on the ability of the Borrower and the Guarantor to repay the loan when due.
4.1.3 Borrower fails to observe and perform any other covenant, condition or agreement under the Loan Documents to be performed by Borrower and [i] continuance of such failure for a period of 30 days after written notice thereof is given to the Borrower by the Lender; or [ii] if, by reason of the nature of such default, it cannot be remedied within 30 days, Borrower fails to proceed with reasonable diligence (reasonably satisfactory to Lender) after receipt of the notice to cure the default or, in any event, fails to cure such default within 60 days after receipt of the notice.
4.1.4 Borrower or Guarantor defaults on any indebtedness for borrowed money owed to Lender or any Lender Affiliate, or Borrower or Guarantor defaults on any Material Obligation, and any applicable grace or cure period with respect to default under such indebtedness, obligation or agreement expires without such default having been cured. This provision applies to all such indebtedness and agreements as they may be amended, modified, extended, or renewed from time to time.
4.1.5 [i] The filing by Borrower or Guarantor of a petition under the Bankruptcy Code or the commencement of a bankruptcy or similar proceeding by Borrower or Guarantor; [ii] the failure by Borrower or Guarantor within 60 days to dismiss any involuntary bankruptcy petition or other commencement of a bankruptcy, reorganization or similar proceeding against such party or to lift or stay any execution, garnishment or attachment of the Project; [iii] the entry of an order for relief under the Bankruptcy Code in respect of Borrower or Guarantor; [iv] any assignment by Borrower or Guarantor for the benefit of its creditors; [v] the entry by Borrower or Guarantor into an agreement of composition with its creditors; [vi] the approval by a court of competent jurisdiction of a petition applicable to Borrower or Guarantor in any proceeding for its reorganization instituted under the provisions of any state or federal bankruptcy, insolvency, or similar laws; or [vii] appointment by final order, judgment or decree of a court of competent jurisdiction of a receiver of the whole or any substantial part of the properties of Borrower or Guarantor (provided such receiver shall not have been removed or discharged within 60 days of the date of his qualification).
4.2 Remedies on Default. Whenever any Event of Default occurs, Lender may, in addition to any other remedies under the Loan Documents, at law or in equity, take any one or more of the following remedial steps concurrently or successively, without advance notice to Borrower (any such notice being expressly waived by Borrower):
4.2.1 Acceleration. Lender may declare the Loan to be immediately due and payable, without presentment of any kind, demand, notice of dishonor, protest, or other notice of any kind, all of which Borrower hereby waives to the extent permitted by law.
4.2.2 Other Remedies. Lender may take whatever action at law or in equity as may appear necessary or desirable to collect any monies then due and/or thereafter to become due.
4.2.3 Waiver. Without waiving any prior or subsequent Event of Default, Lender may waive any Event of Default or, with or without waiving any Event of Default, remedy any default.
4.2.4 Terminate Disbursement. Lender may terminate its obligation to disburse Loan proceeds during the continuation of such Event of Default.

ARTICLE 5: MISCELLANEOUS
5.1 Advances by Lender. Following the occurrence of an Event of Default, Lender may incur and/or pay and/or advance costs or expenses: [i] which Lender is authorized or has the right (but not necessarily the obligation) to incur or may incur under any Loan Document or any law; [ii] in exercising any right or remedy provided under any Loan Document or in taking any action which Lender is authorized to take under any Loan Document; [iii] which are required to be paid by Borrower under any Loan Document, but which Borrower fails to pay upon written demand; or [iv] from which Borrower is required to hold Lender harmless under any Loan Document, but from which Borrower fails to hold Lender harmless. Any reasonable costs, expenses, or advances incurred or paid by Lender as described in this §5.1 shall become part of the Loan and, upon demand, shall be paid to Lender together with interest thereon at the Default Rate (defined in the Note) from the date of disbursement by Lender.
5.2 Construction of Rights and Remedies and Waiver of Notice and Consent.
5.2.1 Applicability. The provisions of this §5.2 shall apply to all rights and remedies provided by any Loan Document or by law or equity.
5.2.2 Waiver of Notices and Consent to Remedies. Unless otherwise expressly provided herein, any right or remedy may be pursued without notice to or further consent of Borrower, both of which Borrower waives to the extent permitted by law.
5.2.3 Cumulative Rights. Each right or remedy under the Loan Documents is distinct from but cumulative to each other right or remedy and may be exercised independently of, concurrently with, or successively to any other rights and remedies.
5.2.4 Extension or Modification of Loan. No extension of time for or modification of amortization of the Loan shall release the liability or bar the availability of any right or remedy against Borrower or any successor in interest, and Lender shall not be required to commence proceedings against Borrower or any successor or to extend time for payment or otherwise to modify amortization of the Loan by reason of any demand by Borrower or any successor.
5.2.5 Right to Select Security. Lender has the right to proceed at its election against all security or against any item or items of such security from time to time, and no action against any item or items of security shall bar subsequent actions against any item or items of security.
5.2.6 Forbearance Not a Waiver. No forbearance in exercising any right or remedy shall operate as a waiver thereof; no forbearance in exercising any right or remedy on any one or more occasion shall operate as a waiver thereof on any further occasion; and no single or partial exercise of any right or remedy shall preclude any other exercise thereof or the exercise of any other right or remedy.
5.2.7 No Waiver. Failure by Lender to insist upon the strict performance of any of the covenants and agreements herein set forth or to exercise any rights or remedies upon default by Borrower hereunder shall not be considered or taken as a waiver or relinquishment for the future of the right to insist upon and to enforce by mandamus or other appropriate legal or equitable remedy strict compliance by Borrower with all of the covenants and conditions hereof, or of the rights to exercise any such rights or remedies, if such default by Borrower is continued or repeated. To the extent permitted by law, any two or more of such rights or remedies may be exercised at the same time.
5.2.8 No Continuing Waivers. If any covenant or agreement contained in the Loan Documents is breached by Borrower and thereafter waived by Lender, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver shall be binding unless it is in writing and signed by Lender. No course of dealing between Lender and Borrower, nor any delay nor omission on the part of Lender in exercising any rights under the Loan Documents, shall operate as a waiver.
5.2.9 No Release. Borrower and any other person now or hereafter obligated for the payment or performance of all or any part of the Note shall not be released from paying and performing under the Note by reason of [i] the failure of Lender to comply with any request of Borrower (or of any other person so obligated), to take action to enforce any of the provisions of the Loan Documents, or [ii] the release, regardless of consideration, of the obligations of any person liable for payment or performance of the Note, or any part thereof, or [iii] any agreement or stipulation extending the time of payment or modifying the terms of the Note, and in the event of such agreement or stipulation, Borrower and all such other persons shall continue to be liable under such documents, as amended by such agreement or stipulation, unless expressly released and discharged in writing by Lender.
5.3 Assignment.
5.3.1 Assignment by Lender. Lender shall have the right to sell participation interests in the Loan provided that Lender shall be designated the agent for all participants in the Loan. Lender shall not assign or attempt to assign its rights or delegate its obligations under this Agreement except with the consent of Borrower.
5.3.2 Assignment by Borrower. Borrower shall not assign or attempt to assign its rights or delegate its obligations under this Agreement except with the consent of Lender.
5.4 Notices. All notices, demands, requests, and consents (hereinafter “notices”) given pursuant to the terms of this Agreement shall be in writing, shall be addressed to the addresses set forth in the introductory paragraph of this Agreement and shall be served by [i] personal delivery; [ii] United States mail, postage prepaid; or [iii] nationally recognized overnight courier. All notices shall be deemed to be given upon the earlier of actual receipt or three days after deposit in the United States mail or one Business Day after deposit with the overnight courier. Any notices meeting the requirements of this section shall be effective, regardless of whether or not actually received. Lender and Borrower may change their notice address at any time by giving the other party notice of such change.
5.5 Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Lender. No representations, warranties, and agreements have been made by Lender except as set forth in this Agreement and the other Loan Documents.

5.6 Severability. If any term or provision of this Agreement is held or deemed by Lender to be invalid or unenforceable, such holding shall not affect the remainder of this Agreement and the same shall remain in full force and effect.
5.7 Captions and Headings. The captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision thereof.
5.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State, without giving effect to the conflict of laws rules thereof.
5.9 Binding Effect. This Agreement will be binding upon and inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Lender and Borrower.
5.10 Modification. This Agreement may only be modified by a writing signed by both Lender and Borrower. All references to this Agreement, whether in this Agreement or in any other document or instrument, shall be deemed to incorporate all amendments, modifications, and renewals of this Agreement made after the date hereof. If Borrower requests Lender’s consent to any modification of the Loan Documents, Borrower shall provide Lender all relevant information and documents sufficient to enable Lender to evaluate the request.
5.11 Construction of Agreement. This Agreement has been prepared by Lender and its professional advisors and reviewed by Borrower and its professional advisors. Lender, Borrower and their advisors believe that this Agreement is the product of all their efforts, it expresses their agreement, and that it shall not be interpreted in favor of either Lender or Borrower or against either Lender or Borrower merely because of their efforts in preparing it.
5.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original hereof.
5.13 No Third-Party Beneficiary Rights. No person not a party to this Agreement shall have or enjoy any rights hereunder and all third-party beneficiary rights are expressly negated. Without limiting the generality of the foregoing, no one other than Borrower shall have any rights to obtain or compel a disbursement of proceeds of the Loan hereunder.
5.14 Lender’s Authority to Furnish Copies of Loan Documents. Lender may exhibit or furnish the Loan Documents or copies thereof to any potential participant in the Loan Documents , to any governmental or regulatory authority in connection with any legal, administrative or regulatory proceedings requiring the disclosure of the terms of the Loan Documents, and to Lender’s attorneys, auditors and underwriters.
5.15 Lender Merely a Lender.
5.15.1 No Agency. Lender is not and will not be in any way the agent for or trustee of Borrower. Lender does not intend to act in any way for or on behalf of Borrower in disbursing the proceeds of the Loan. Lender does not intend to be and is not and will not be responsible for the completion of any improvements erected or to be erected upon the land; the payment of bills or any other details in connection with the land and improvements; any plans and specifications prepared in connection with the land and improvements; or Borrower’s relations with any contractors, subcontractors, materialmen, or laborers performing work or supplying materials for the land and improvements.
5.15.2 No Obligation to Pay. This Agreement is not to be construed by Borrower or anyone furnishing labor, materials, or any other work or product for improving any Real Estate Asset as an agreement upon the part of Lender to assure that anyone will be paid for furnishing such labor, materials, or any other work or product. Borrower shall be solely responsible for such payments.
5.15.3 No Responsibility for Construction. Lender is not responsible for construction of the improvements. Notwithstanding inspection of the land and the improvements, Lender assumes no responsibility for the quality of construction or workmanship or for the architectural or structural soundness of any improvements to be erected upon the land or for the adherence to or approval of any plans and specifications in connection therewith or for any improvements.
5.16 Indemnity.
          5.16.1 Indemnification. Borrower hereby indemnifies, and agrees to hold harmless Lender (in its capacity as Lender), any successors or assigns of Lender, and Lender’s and such successor’s and assign’s directors, officers, employees and agents from and against any and all demands, claims, causes of action, fines, penalties, damages (excluding consequential damages), losses, liabilities (including strict liability), judgments, and expenses (including, without limitation, reasonable attorneys’ fees, court costs and the costs set forth in §7.21) incurred in connection with or arising from [i] ownership of a lender’s interest in any Real Estate Assets; [ii] any injury or damage to the person, property or business of Borrower, its employees, agents, contractors, invitees, visitors, or any other person entering upon any Real Estate Assets; [iii] any acts, omissions or negligence of Borrower or any person claiming under Borrower, or the contractors, agents, employees, invitees, or visitors of Borrower or any such person; [iv] any construction, alterations, changes or demolition performed by or contracted for by Borrower or its employees, agents or contractors; [v] any activity, work, or thing done, or permitted or suffered by Borrower in or about any Real Estate Asset; [vi] any breach, violation, or nonperformance by Borrower or any person claiming under Borrower or the employees, agents, contractors, invitees, or visitors of Borrower or of any such person, of any term, covenant, or provision of this Agreement or any law, ordinance, or governmental requirement of any kind, including, without limitation, any failure to comply with any applicable requirements under the ADA except, in each case, to the extent attributable to the gross negligence or willful misconduct of the Lender or such other indemnities. All amounts payable to Lender under this section shall be payable on written demand and shall be deemed indebtedness secured by the Mortgage and any such amounts which are not paid within 10 days after written demand therefor by Lender shall bear interest at the Default Rate (as defined in the Note). In case any action, suit or proceeding is brought against Borrower by reason of any such occurrence, Borrower shall use commercially reasonable efforts to defend such action, suit or proceeding.
          5.16.2 Notice of Claim. Lender shall notify Borrower in writing of any claim or action brought against Lender in which indemnity may be sought against Borrower pursuant to this section. Such notice shall be given in sufficient time to allow Borrower to defend or participate in such claim or action, but the failure to give such notice in sufficient time shall not constitute a defense hereunder nor in any way impair the obligations of Borrower under this section unless the failure to give such notice precludes Borrower’s defense of any such action.
          5.16.3 Survival of Covenants. The covenants of Borrower contained in this section shall remain in full force and effect after the termination of this Agreement until the expiration of the period stated in the applicable statute of limitations during which a claim or cause of action may be brought and payment in full or the satisfaction of such claim or cause of action and of all expenses and charges incurred by Lender relating to the enforcement of the provisions herein specified.
15.7 Environmental Indemnity; Audits.
          15.7.1 Indemnification. Borrower hereby indemnifies and agrees to hold harmless Lender (in its capacity as Lender), any successors to Lender’s interest in this Agreement or the other Loan Documents, and Lender’s and such successors’ directors, officers, employees, agents, and contractors from and against any losses, claims, damages (excluding consequential damages), penalties, fines, liabilities (including strict liability), costs (including cleanup and recovery costs), and expenses (including expenses of litigation and reasonable consultants’ and attorneys’ fees) incurred by Lender or any other indemnitee or assessed against any Real Estate Asset by virtue of any claim or lien by any governmental or quasi-governmental unit, body, or agency, or any third party for clean-up costs or other costs pursuant to any Environmental Law. Borrower’s indemnity shall survive the termination of this Agreement. Provided, however, Borrower shall have no indemnity obligation with respect to [i] Hazardous Materials that are first introduced to a Real Estate Asset subsequent to the date that Borrower’s legal and equitable ownership and occupancy of the Project shall have fully terminated; or [ii] Hazardous Materials introduced to a Real Estate Asset by Lender, its successors or assigns or such other indemnitees.
15.8 Mechanic’s Liens. Borrower will undertake to promptly discharge any mechanic’s, materialmen or construction lien claims filed or otherwise asserted against any Real Estate Asset; provided, however, that Borrower shall have the right to contest in good faith and with due diligence the validity of any such lien or claim. If Borrower shall fail promptly either to discharge or to contest claims asserted, then Lender may, at its election (but shall not be required to), procure the release and discharge of any such claim and any judgment or decree thereon and may in its sole discretion effect any settlement or compromise of the same, or may furnish such security or indemnity to the Title Company, and any amounts so expended by Lender, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to be an advance. In settling, compromising, or discharging any claims or liens, Lender shall not be required to inquire into the validity or amount of any such claim and shall have no liability for its actions in connection therewith.
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     IN WITNESS WHEREOF, Lender and Borrower have executed and delivered this Agreement effective as of the Effective Date.

LENDER:		HEALTH CARE REIT, INC.

		By:	/s/ George L. Chapman

			Title:	Chairman and Chief Executive Officer

BORROWER:		WINDROSE MEDICAL PROPERTIES, L.P.

		By:	/s/ Fred s. Klipsch

Tax I.D. No.	36-4503955		Title:	Chairman and Chief Executive Officer

EXHIBIT B: Term Sheet
Preferred Limited Partnership Units
Project NBA
September 12, 2006

Terms

Investor:	Heat (or designee)

Issuer:	Warrior Operating Partnership

Type of Security:	Preferred Limited Partnership Units

Conversion:	Convertible into Warrior Common Stock at a price based on the Exchange Ratio set forth in §2.2(c) of the Merger Agreement

Size:	As provided in the Interim Financing Term Sheet

Maturity:	None

Issuer Call:	Security can be called at any time

Investor Put:	Subject to both GAAP and tax analysis in regards to merger

Dividend:	One month LIBOR plus 300 basis points

Dividend Step-up (cumulative):	120 days after issuance, 25 bps
180 days after issuance, 25 bps
270 days after issuance, 25 bps
365 days after issuance, 100 bps

Minimum Funding Size:	$5 million

Ranking:	Senior to common limited partnership units

Registration:	Private Placement with Registration Rights

Financial Covenants:	Proceeds to pay down the revolving credit line as provided in the Interim Funding Term Sheet.

A “keepwell agreement” would be created requiring a minimum Net Worth test on the Issuer whereby the Parent would be required to inject additional equity into the Issuer if the Net Worth of the Issuer fell below a

EXHIBIT B: Term Sheet
Preferred Limited Partnership Units
Project NBA
September 12, 2006

predetermined level

Approvals/Timing:	Security would be structured, documented, and executed, but not funded, at signing of merger agreement

Duration of Unfunded Commitment:	As provided in the Interim Funding Term Sheet

Prepayment:	Warriors can prepay the security at par at any time with no restrictions from Heat

Notification of Funding:	Warriors must notify Heat five business days prior to funding

Issuance of Common Stock/OP Units	50% of the proceeds from any equity capital raised by Warriors or Issuer must be allocated towards repaying the security

Origination Fees:	None